American Renal Associates Holdings, Inc. Announces Fourth Quarter 2019 Results
Company Announces CEO Plans to Retire by the End of 2020
BEVERLY, MA (March 16, 2020) - American Renal Associates Holdings, Inc. (NYSE: ARA) (the “Company”), a leading kidney care and dialysis provider focused on partnering with local nephrologists, today announced financial and operating results for the quarter and year ended December 31, 2019.
The Company also announced that Joseph (Joe) Carlucci has communicated his intention to retire as Chief Executive Officer of the Company by the end of 2020. The Board of Directors will initiate a process to identify a successor for Mr. Carlucci and will immediately engage an executive search firm to support the search. Mr. Carlucci plans to continue as CEO and Chairman until his successor has started and will assist in ensuring a smooth transition.
“After a 42-year career in the healthcare industry, I am announcing my intention to retire in 2020. Co-founding ARA approximately two decades ago has been the highlight of my career, and it has been a tremendous privilege to lead this organization and our exceptional team ever since. Today, we provide high quality, clinically integrated care to more than 17,300 patients in partnership with 400 physicians in 246 dialysis clinics across 27 states, and I am so proud of the growth we’ve achieved,” Carlucci said. “Now is the right time for a new leader who can build on our established foundation and further realize ARA’s growth opportunities in a way that still prioritizes our Core Values.”
Steven Silver, Senior Managing Director of Centerbridge Partners, L.P., and Member of the Company’s Board of Directors, said: “On behalf of the Board, I would like to personally thank and commend Joe for his leadership. Among his many accomplishments during his long and distinguished career, Joe co-founded ARA and pioneered the physician partnership model within the dialysis sector, establishing the Company as a differentiated physician-driven organization focused on excellent patient care. We are grateful to Joe that he will continue in his role as CEO and Chairman while we work to identify a successor to lead ARA’s next phase of growth and value creation.”
Fourth Quarter 2019 Highlights (all percentage changes compare Q4 2019 to Q4 2018 unless noted):

Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).

•	Patient service operating revenues decreased 0.8% to $206.1 million;

•	Net income attributable to American Renal Associates Holdings, Inc. was $0.1 million, as compared to a net loss of $0.6 million in Q4 2018;

•	Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $23.0 million, as compared to $24.7 million in Q4 2018;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $6.5 million, or $0.19 per share, for Q4 2019;

•	Total dialysis treatments increased 4.8%, of which 3.2% was non-acquired growth. Normalized total treatment growth was 6.0%, and normalized non-acquired treatment growth was 4.4%; and

•	As of December 31, 2019, the Company operated 246 outpatient dialysis clinics serving more than 17,300 patients.

Carlucci said, “We are pleased that ARA achieved our 2019 guidance. We remain encouraged by our treatment growth performance, with the fourth quarter and fiscal year 2019 normalized total treatment growth of 6.0% and 7.3%, respectively. These volume trends continue to demonstrate that more patients continue to choose ARA to receive high quality dialysis care.”

Carlucci added, “As indicated in our outlook for 2020, we expect to achieve year-over-year growth in Adjusted EBITDA-NCI despite an anticipated reduction in Calcimimetic reimbursement. We will continue to remain focused on improving our operating efficiency and strengthening our balance sheet, while strategically capturing the growth and development opportunities that remain ahead.”

Financial and operating highlights include:
Revenue: Patient service operating revenues for the fourth quarter of 2019 were $206.1 million, a decrease of 0.8%, as compared to $207.8 million for the prior-year period, which was primarily due to declines in commercial treatment rates, partially offset by an increase of 4.8% in the number of dialysis treatments. Patient service operating revenues for the year ended December 31, 2019 were $822.5 million, an increase of 2.1%, as compared to $805.8 million for the prior-year period, which was primarily due to an increase of 6.5% in the number of dialysis treatments, partially offset by adverse changes in commercial treatment rates.
Treatment Volume: Total dialysis treatments for the fourth quarter of 2019 were 628,817, representing an increase of 4.8% over the fourth quarter of 2018. Non-acquired treatment growth was 3.2%, and acquired treatment growth was 1.6% for the fourth quarter of 2019. Normalized total treatment growth was 6.0%, and non-acquired treatment growth was 4.4%, as compared to the fourth quarter of 2018. Total dialysis treatments for the year ended December 31, 2019 were 2,460,710, representing an increase of 6.5% over the prior-year period. Non-acquired treatment growth was 4.5%, and acquired treatment growth was 2.0% for the year ended December 31, 2019. Normalized total treatment growth was 7.3%, and non-acquired treatment growth was 5.3%, as compared to the prior-year period.

Clinic Activity: As of December 31, 2019, the Company provided services at 246 outpatient dialysis clinics serving 17,306 patients. During the year ended December 31, 2019, we opened seven de novo clinics, two of which were opened in the fourth quarter, acquired two clinics, and sold four clinics.

Net income, Net income attributable to noncontrolling interests, Net income (loss) attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA-NCI:

	(Unaudited)
	Three Months Ended December 31,		Increase (Decrease)
(in thousands)	2019	2018	Amount	Percentage Change
Net income	$9,123	$11,174	$(2,051)	(18.4)%
Net income attributable to noncontrolling interests	(9,033)	(11,746)	$2,713	23.1%
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$90	$(572)	$662	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$32,012	$36,454	$(4,442)	(12.2)%
Adjusted EBITDA-NCI	$22,979	$24,708	$(1,729)	(7.0)%

	(Unaudited)
	Year Ended December 31,		Increase (Decrease)
(in thousands)	2019	2018	Amount	Percentage Change
Net income	$26,145	$22,467	$3,678	16.4%
Net income attributable to noncontrolling interests	(39,935)	(51,234)	$11,299	22.1%
Net loss attributable to American Renal Associates Holdings, Inc.	$(13,790)	$(28,767)	$14,977	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$127,549	$141,254	$(13,705)	(9.7)%
Adjusted EBITDA-NCI	$87,614	$90,020	$(2,406)	(2.7)%
_______________________________________________________
*    Not Meaningful
**    See “Reconciliation of Non-GAAP Financial Measures.”

Operating Expenses: Patient care costs for the fourth quarter of 2019 were $154.4 million, or 74.9% of patient service operating revenues, as compared to $148.5 million, or 71.5% of patient service operating revenues, in the prior-year period. General and administrative expenses were $22.8 million, or 11.1% of patient service operating revenues, as compared to $25.0 million, or 12.0% of patient service operating revenues, in the prior-year period.
Patient care costs for the year ended December 31, 2019 were $610.2 million, or 74.2% of patient service operating revenues, as compared to $570.0 million, or 70.7% of patient service operating revenues, in the prior-year period. General and administrative expenses during the year ended December 31, 2019 were $91.1 million, or 11.1% of patient service operating revenues, as compared to $101.1 million, or 12.5% of patient service operating revenues, in the prior-year period.

Cash Flow: Cash provided by operating activities for the fourth quarter of 2019 was $3.7 million, as compared to $22.5 million in the prior-year period. Adjusted cash used in operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the fourth quarter of 2019 was $19.0 million, as compared to adjusted cash provided by operating activities less distributions to noncontrolling interests of $6.7 million in the prior-year period. Total capital expenditures for the fourth quarter of 2019 were $5.2 million, as compared to $15.9 million in the prior-year period. Capital expenditures for the three months ended December 31, 2019 included $2.6 million for expansions and new clinic development, as compared to $13.2 million in the prior-year period, and $2.7 million for other capital expenditures, similar to the prior-year period.

Cash provided by operating activities for the year ended December 31, 2019 was $38.8 million, as compared to $106.4 million in the prior-year period. Adjusted cash used in operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the year ended December 31, 2019 was $24.2 million, as compared to adjusted cash provided by operating activities of $36.3 million in the prior-year period. Total capital expenditures for the year ended December 31, 2019 were $23.1 million, as compared to $45.0 million in the prior-year period. Capital expenditures for the year ended December 31, 2019 included $16.5 million for expansions and new clinic development, as compared to $33.3 million in the prior-year period, and $6.6 million for other capital expenditures, as compared to $11.7 million in the prior-year period.

Balance Sheet: At December 31, 2019, the Company’s balance sheet included consolidated cash of $34.5 million and consolidated debt of $587.6 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by the Company and clinic-level cash not owned by the Company, Adjusted owned net debt (see “Reconciliation of Non-GAAP Financial Measures”) was $515.2 million at December 31, 2019, as compared to $470.9 million at December 31, 2018. Adjusted owned net debt to last twelve months Adjusted EBITDA-NCI leverage ratio was 5.9x at December 31, 2019. As of December 31, 2019, net patient accounts receivable was $102.2 million.

Outlook for 2020 Adjusted EBITDA-NCI:

The Company expects 2020 Adjusted EBITDA-NCI to be in a range of $90 million and $95 million. The 2020 Adjusted EBITDA-NCI range is consistent with the Company’s preliminary outlook first established in September 2019. The Company expects its 2020 normalized total treatment growth to be in a range of 4.5% and 5.0%, and expects its 2020 revenue per treatment (“RPT”) to be in a range of flat to down 1% as compared to 2019 RPT of $334. The Company expects its leverage ratio (defined below) to improve by between 0.3x and 0.6x by year-end 2020, as compared to 5.9x at December 31, 2019. The Company’s 2020 Adjusted EBITDA-NCI outlook excludes any potential adverse financial impact resulting from the coronavirus (COVID-19) outbreak.

The Company is not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, certain legal and other matters, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.

Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Monday, March 16, 2020, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13697054.

About American Renal Associates

American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of December 31, 2019, ARA operated 246 dialysis clinic locations in 27 states and the District of Columbia serving more than 17,300 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing comprehensive management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements
Statements in this press release that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for Adjusted EBITDA-NCI, are based upon currently available information, operating plans and projections about future events and trends. Terminology such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target” or “will” or variations of such words or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.
Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, among others, the effect of the restatement of our previously issued financial results and the related securities and derivative litigation and related matters; our ability to remediate material weaknesses in our internal controls over financial reporting; continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support; decline in commercial payor reimbursement rates, including with respect to Medicare Advantage plans; the ultimate resolution of the Centers for Medicare and Medicaid Services Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule; reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs; our ability to successfully develop de novo clinics, acquire existing clinics and attract new nephrologist partners; our ability to compete effectively in the dialysis services industry; the performance of our joint venture subsidiaries and their ability to make distributions to us; changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system final rule for 2020 issued October 31, 2019; federal or state healthcare laws that could adversely affect us; our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting; heightened federal and state investigations and enforcement efforts; the impact of the SEC investigation; changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business; changes in the reimbursement rates of the calcimimetics pharmaceutical class reimbursed under the Medicare Transitional Drug Add-on Payment Adjustment; development of new technologies or government regulation that could decrease the need for dialysis services or decrease our in-center patient population; our ability to timely and accurately bill for our services and meet payor billing requirements; claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs, and negative publicity or reputational damage arising from such matters; loss of any members of our senior management; damage to our reputation or our brand and our ability to maintain brand recognition; our ability to maintain relationships with our medical directors and renew our medical director agreements; shortages of qualified skilled clinical personnel, or higher than normal turnover rates; competition and consolidation in the dialysis services industry; deterioration in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets or the effects of natural or other disasters, public health crises or adverse weather events; the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes; our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights; unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information; our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
For additional information and other factors that could cause ARA’s actual results to materially differ from those set forth herein, please see ARA’s filings with the SEC. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. ARA undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests, Adjusted net income attributable to American Renal Associates Holdings, Inc., Adjusted cash provided by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”
These Non-GAAP financial measures are not intended to replace financial performance and liquidity measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance and liquidity that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons why these measures are provided.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except for share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Patient service operating revenues	$206,079	$207,806	$822,522	$805,776
Operating expenses:
Patient care costs	154,394	148,525	610,179	570,009
General and administrative	22,772	24,981	91,081	101,101
Transaction-related costs	—	—	—	856
Gain on business interruption insurance	—	(375)	—	(375)
Depreciation, amortization and impairment	13,180	10,342	43,765	39,802
Certain legal and other matters	2,518	1,384	25,824	39,061
Total operating expenses	192,864	184,857	770,849	750,454
Operating income	13,215	22,949	51,673	55,322
Interest expense, net	(11,054)	(8,797)	(43,587)	(32,632)
Change in fair value of income tax receivable agreement	(1,127)	5,438	221	2,673
Income before income taxes	1,034	19,590	8,307	25,363
Income tax (benefit) expense	(8,089)	8,416	(17,838)	2,896
Net income	9,123	11,174	26,145	22,467
Less: Net income attributable to noncontrolling interests	(9,033)	(11,746)	(39,935)	(51,234)
Net income (loss) attributable to American Renal Associates Holdings, Inc.	90	(572)	(13,790)	(28,767)
Less: Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(7,122)	(1,235)	(7,999)	(2,566)
Net loss attributable to common shareholders	$(7,032)	$(1,807)	$(21,789)	$(31,333)

Loss per share:
Basic	$(0.22)	$(0.06)	$(0.68)	$(0.98)
Diluted	$(0.22)	$(0.06)	$(0.68)	$(0.98)
Weighted-average number of common shares outstanding:
Basic	32,351,067	32,104,263	32,274,570	31,965,844
Diluted	32,351,067	32,104,263	32,274,570	31,965,844

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except for share data)

Assets	December 31, 2019	December 31, 2018
Cash	$34,494	$55,200
Accounts receivable, less allowance for doubtful accounts of $1,258 and $3,270 at December 31, 2019 and 2018, respectively	102,150	99,526
Inventories	7,752	11,433
Prepaid expenses and other current assets	22,268	28,127
Income tax receivable	3,251	—
Current assets held for sale	50,099	577
Total current assets	220,014	194,863
Property and equipment, net of accumulated depreciation	151,175	180,268
Operating lease right-of-use assets	133,899	—
Intangible assets, net of accumulated amortization	24,486	24,628
Other long-term assets	18,608	14,745
Goodwill	538,609	571,339
Total assets	$1,086,791	$985,843
Liabilities and Equity
Accounts payable	$49,539	$59,082
Accrued compensation and benefits	37,196	34,587
Accrued expenses and other current liabilities	37,593	61,116
Current portion of long-term debt	38,779	42,855
Current portion of operating lease liabilities	22,061	—
Current liabilities held for sale	5,767	—
Total current liabilities	190,935	197,640
Long-term debt, less current portion	548,835	517,511
Long-term operating lease liabilities, less current portion	123,792	—
Income tax receivable agreement payable	3,000	3,700
Other long-term liabilities	6,501	24,813
Deferred tax liabilities	2,706	3,169
Total liabilities	875,769	746,833
Commitments and contingencies
Noncontrolling interests subject to put provisions	126,483	129,099
Equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 32,976,416 and 32,603,846 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	197	196
Additional paid-in capital	100,744	105,715
Receivable from noncontrolling interests	(531)	(506)
Accumulated deficit	(178,241)	(164,451)
Accumulated other comprehensive (loss) income, net of tax	(1,619)	76
Total American Renal Associates Holdings, Inc. deficit	(79,450)	(58,970)
Noncontrolling interests not subject to put provisions	163,989	168,881
Total equity	84,539	109,911
Total liabilities and equity	$1,086,791	$985,843

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
Operating activities	2019	2018	2019	2018
Net income	$9,123	$11,174	$26,145	$22,467
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and impairment	13,180	10,342	43,765	39,802
Amortization of discounts, fees and deferred financing costs	747	597	2,825	1,981
Stock-based compensation	1,515	1,547	4,745	5,721
Deferred taxes	(5,371)	8,234	121	2,350
Change in fair value of income tax receivable agreement	1,127	(5,438)	(221)	(2,673)
Loss (gain) on disposal of assets, net	1,210	(1)	529	80
Other non-cash charges, net	313	(299)	317	119
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,208	(847)	(2,624)	13,118
Inventories	126	(5,083)	3,659	(6,799)
Prepaid expenses and other current assets	2,285	(9,601)	2,072	(2,340)
Other assets	(10,009)	1,579	(5,377)	(5,712)
Right-of-use assets and operating lease liabilities	353	—	(2,067)	—
Accounts payable	(8,515)	5,059	(9,543)	25,661
Accrued compensation and benefits	(446)	(71)	2,609	5,602
Accrued expenses and other liabilities	(3,128)	5,341	(28,134)	7,027
Cash provided by operating activities	3,718	22,533	38,821	106,404
Investing activities
Purchases of property, equipment and intangible assets	(5,217)	(15,886)	(23,122)	(44,960)
Proceeds from asset sales	3,100	—	9,400	2,502
Cash paid for acquisitions	—	(388)	(6,590)	(388)
Cash used in investing activities	(2,117)	(16,274)	(20,312)	(42,846)
Financing activities
Proceeds from term loans, net of discounts and fees	4,912	29,813	78,299	82,389
Payments on long-term debt	(13,086)	(30,525)	(54,069)	(90,428)
Dividends and dividend equivalents paid	(6)	(12)	(50)	(332)
Proceeds from exercise of stock options	(43)	241	10	1,398
Repurchase of vested restricted stock awards withheld on net share settlement	(6)	—	(368)	(421)
Common stock repurchases for tax withholdings of net settlement equity awards	—	(417)	—	(417)
Distributions to noncontrolling interests	(22,738)	(15,829)	(62,987)	(70,960)
Contributions from noncontrolling interests	3,665	4,094	8,349	7,739
Purchases of noncontrolling interests	5	(337)	(8,499)	(9,066)
Proceeds from sales of additional noncontrolling interests	—	51	—	229
Cash used in financing activities	(27,297)	(12,921)	(39,315)	(79,869)

Decrease in cash and restricted cash	(25,696)	(6,662)	(20,806)	(16,311)
Cash and restricted cash at beginning of period	60,190	61,962	55,300	71,611
Cash and restricted cash at end of period	$34,494	$55,300	$34,494	$55,300

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$1,154	$483	$2,159	$2,635
Cash paid for interest	8,732	8,283	34,152	30,504

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited GAAP, Non-GAAP, and Other Supplemental Business Metrics
(dollars in thousands, except per treatment amounts)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Dialysis Clinic Activity:
Number of clinics (as of end of period)	246	244	241	246	241
Number of de novo clinics opened (during period)	2	1	5	7	13
Number of acquired clinics (during period)	—	—	1	2	1
Sold or merged clinics (during period)	—	(2)	—	(4)	(1)
Patients and Treatment Volume:
Patients (as of end of period)	17,306	17,159	16,543	17,306	16,543
Number of treatments	628,817	625,684	600,190	2,460,710	2,311,037
Number of treatment days	79	79	79	313	313
Treatments per day	7,960	7,920	7,597	7,862	7,384
Sources of treatment growth (year over year % change):
Non-acquired growth	3.2%	5.8%	4.9%	4.5%	4.4%
Normalized non-acquired growth	4.4%	5.7%	4.5%	5.3%	5.0%
Acquired growth	1.6%	2.3%	1.2%	2.0%	1.1%
Total treatment growth	4.8%	8.1%	6.1%	6.5%	5.5%
Normalized Total treatment growth	6.0%	7.9%	5.6%	7.3%	6.1%
Revenue:
Patient service operating revenues	$206,079	$211,429	$207,806	$822,522	$805,776
Patient service operating revenues per treatment	$328	$338	$346	$334	$349
Expenses:
Patient care costs
Amount	$154,394	$154,588	$148,525	$610,179	$570,009
As a % of patient service operating revenues	74.9%	73.1%	71.5%	74.2%	70.7%
Per treatment	$246	$247	$247	$248	$247
General and administrative expenses
Amount	$22,772	$18,783	$24,981	$91,081	$101,101
As a % of patient service operating revenues	11.1%	8.9%	12.0%	11.1%	12.5%
Per treatment	$36	$30	$42	$37	$44
Adjusted general and administrative expenses(1)
Amount	$21,653	$19,930	$24,981	$91,166	$101,362
As a % of patient service operating revenues	10.5%	9.4%	12.0%	11.1%	12.6%
Per treatment	$34	$32	$42	$37	$44
Accounts receivable DSO (days)	46	45	44	45	45
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$32,012	$38,705	$36,454	$127,549	$141,254
Adjusted EBITDA-NCI	$22,979	$26,455	$24,708	$87,614	$90,020
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	99%	98%	98%	98%	98%
Vascular access - % long-term catheter use	13%	13%	12%	13%	12%
*    See “Reconciliation of Non-GAAP Financial Measures.”

(1)
Adjusted general and administrative expenses per treatment during the three months ended December 31, 2019 is adjusted for the loss on sale or closure of clinics of $1.1 million. Adjusted general and administrative expenses per treatment during the three months ended September 30, 2019 is adjusted for a $0.8 million reduction of bonus compensation for certain executives repaid in respect of prior years in light of the restatement (the “Restatement”) of certain of our prior financial statements and other financial information in our Annual Report on Form 10-K, a $0.3 million gain on sale of clinics and approximately $0.1 million of severance expense adjustments. Adjusted general and administrative expenses per treatment during the year ended December 31, 2019 is adjusted for $0.4 million of severance expense, $0.3 million of loss on sale or closure of clinics, and the $0.8 million reduction of bonus compensation for certain executives noted above. Adjusted general and administrative expenses per treatment during the year ended December 31, 2018 is adjusted for $0.3 million of gain on the sale of clinics.

American Renal Associates Holdings, Inc. and Subsidiaries
Net Loss per Share Reconciliation
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Basic
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$90	$(572)	$(13,790)	$(28,767)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(7,122)	(1,235)	(7,999)	(2,566)
Net loss attributable to common shareholders	$(7,032)	$(1,807)	$(21,789)	$(31,333)
Weighted-average common shares outstanding	32,351,067	32,104,263	32,274,570	31,965,844
Weighted-average common shares outstanding, assuming dilution	32,351,067	32,104,263	32,274,570	31,965,844
Loss per share, basic and diluted	$(0.22)	$(0.06)	$(0.68)	$(0.98)
Outstanding options and restricted stock excluded as impact would be anti-dilutive	3,123,815	3,430,056	2,986,656	3,442,048

American Renal Associates Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before stock-based compensation and associated payroll taxes, depreciation, amortization and impairment, interest expense, net, income taxes and other non-income-based tax, transaction-related costs, change in fair value of income tax receivable agreement, certain legal and other matters, executive and management severance costs and loss (gain) on sale or closure of clinics. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests. We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of our results of operations from management’s perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes certain expenses that can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure and investments, and the tax jurisdictions in which companies operate, or that we believe do not reflect our core business operations. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies and differ from the calculation of “Consolidated EBITDA” under our credit agreement. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and they should not be considered in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense and associated payroll taxes;

•
do not include depreciation, amortization and impairment—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and our ability to generate profits;

•
do not include interest expense—as we have borrowed money for general corporate and facility purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax expense or benefits and other non-income-based taxes;

•	do not include transaction-related costs;

•	do not include change in fair value of income tax receivable agreement;

•	do not include costs related to certain legal and other matters;

•	do not include executive and management severance costs; and

•	do not reflect the loss (gain) on sale or closure of clinics.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.
We use Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items, we believe Adjusted net income (loss) allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, certain legal and other matters costs, executive and management severance costs, (gain) loss on sale or closure of assets, bonus compensation reduction, change in fair value of income tax receivable agreement, tax valuation allowance, and accounting changes in fair value of non-controlling interest puts, net of taxes. We use the Adjusted weighted average number of diluted shares to calculate Adjusted net income (loss) attributable to American Renal Associates Holdings, Inc. per share.
We use Adjusted cash (used in) provided by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash (used in) provided by operating activities less distributions to NCI” is defined as cash provided by operating activities plus transaction-related costs less distributions to noncontrolling interests.
We use Adjusted owned net debt because we believe it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as debt (other than clinic-level debt) plus clinic-level debt guaranteed by our wholly owned subsidiaries less unamortized debt discounts and fees less cash (other than clinic-level cash) less the Company’s pro rata interest in clinic-level cash.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)
Reconciliation of Net income to Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$9,123	$11,174	$26,145	$22,467
Stock-based compensation and associated payroll taxes	1,529	1,575	4,806	5,931
Depreciation, amortization and impairment	13,180	10,342	43,765	39,802
Interest expense, net	11,054	8,797	43,587	32,632
Income tax (benefit) expense and other non-income based tax	(7,638)	8,620	(17,180)	3,439
Transaction-related costs	—	—	—	856
Change in fair value of income tax receivable agreement	1,127	(5,438)	(221)	(2,673)
Certain legal and other matters(1)	2,518	1,384	25,824	39,061
Executive and management severance costs	—	—	480	—
Loss (gain) on sale or closure of clinics	1,119	—	343	(261)
Adjusted EBITDA (including noncontrolling interests)	$32,012	$36,454	$127,549	$141,254
Less: Net income attributable to noncontrolling interests	(9,033)	(11,746)	(39,935)	(51,234)
Adjusted EBITDA-NCI	$22,979	$24,708	$87,614	$90,020
__________________________________

(1)
Certain legal and other matters include legal fees and other expenses associated with matters that we believe do not reflect our core business operations, including, but not limited to, our handling of, and response to the following: the United litigation and settlement; the Restatement and the related SEC investigation and Audit Committee review; the securities and derivative litigation related to the foregoing; our internal review and analysis of factual and legal issues relating to the aforementioned matters; and legal fees and other expenses relating to matters that we believe do not reflect our core business operations.

The following table presents the reconciliation from Net (loss) income attributable to American Renal Associates Holdings, Inc. to Adjusted net (loss) income attributable to American Renal Associates Holdings, Inc. for the periods indicated:
Reconciliation of Net (Loss) Income Attributable to American Renal Associates Holdings, Inc. to Adjusted Net (Loss) Income Attributable to American Renal Associates Holdings, Inc.:

(dollars in thousands, except per share data)	(Unaudited)
	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net (loss) income attributable to American Renal Associates Holdings, Inc.	$(10,479)	$(8,178)	$4,777	$90	$(13,790)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests(1)	(741)	1,025	(1,161)	(7,122)	(7,999)
Net (loss) income attributable to common shareholders	$(11,220)	$(7,153)	$3,616	$(7,032)	$(21,789)

Adjustments:
Certain legal and other matters(2)	$5,291	$8,381	$9,634	$2,518	$25,824
Executive and management severance costs	212	243	25	—	480
(Gain) loss on sale or closure of clinics	(512)	—	(264)	1,119	343
Bonus compensation reduction(3)	—	—	(808)	—	(808)
Impairment for held for sale assets	—	270	675	4,225	$5,170
Total pre-tax adjustments	$4,991	$8,894	$9,262	$7,862	$31,009
Tax effect	1,298	2,312	2,408	2,044	8,062
Net taxable adjustments	$3,693	$6,582	$6,854	$5,818	$22,947
Change in fair value of income tax receivable agreement	(1,682)	304	30	1,127	(221)
Tax valuation allowance(4)	—	—	—	(515)	(515)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests(1)	(741)	1,025	(1,161)	(7,122)	(7,999)
Total adjustments, net	$2,752	$5,861	$8,045	$13,552	$30,210
Adjusted net (loss) income attributable to American Renal Associates Holdings, Inc.	$(8,468)	$(1,292)	$11,661	$6,520	$8,421

Basic shares outstanding	32,187,715	32,275,807	32,281,818	32,351,067	32,248,791
Adjusted effect of dilutive stock options	—	—	1,336,905	1,447,887	696,198
Adjusted weighted average number of diluted shares used to compute adjusted net (loss) income attributable to American Renal Associates Holdings, Inc. per share	32,187,715	32,275,807	33,618,723	33,798,954	32,944,989
Adjusted net (loss) income attributable to American Renal Associates Holdings, Inc. per share	$(0.26)	$(0.04)	$0.35	$0.19	$0.26
________________________

(1)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that were accelerated as a result of the IPO.

(2)
Certain legal and other matters include legal fees and other expenses associated with matters that we believe do not reflect our core business operations, including, but not limited to, our handling of, and response to the following: the United litigation and settlement; the Restatement and related SEC investigation and Audit Committee review; the securities and derivative litigation related to the foregoing; our internal review and analysis of factual and legal issues relating to the aforementioned matters; and legal fees and other expenses relating to matters that we believe do not reflect our core business operations.

(3)
Reduction of bonus compensation related to prior years as reflected in the Consolidated Statements of Operations for the three months ended September 30, 2019 for certain executives in light of the Restatement.

(4)	Represents a decrease to the Company's established valuation allowance for certain tax items that began expiring in 2019.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Cash Flow Information
(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash provided by operating activities	$3,718	$22,533	$38,821	$106,404
Plus:
Transaction-related costs(1)	—	—	—	856
Adjusted cash provided by operating activities	$3,718	$22,533	$38,821	$107,260
Distributions to noncontrolling interests	(22,738)	(15,829)	(62,987)	(70,960)
Adjusted cash (used in) provided by operating activities less distributions to NCI	$(19,020)	$6,704	$(24,166)	$36,300
Capital expenditure breakdown:
Development capital expenditures	$2,564	$13,166	$16,531	$33,309
Other capital expenditures	2,653	2,720	6,591	11,651
Total capital expenditures	$5,217	$15,886	$23,122	$44,960
_________________________

(1)
For the year ended December 31, 2018, transaction-related costs represent costs associated with our registration statement and the secondary offering that was withdrawn in March 2018. These costs include legal, accounting, valuation and other professional or consulting fees.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Leverage Statistics
(dollars in thousands)

	As of December 31, 2019
	Total ARA	ARA “Owned”
Cash (other than clinic-level cash)	$10,869	$10,869
Clinic-level cash	23,625	12,716
Total cash	$34,494	$23,585
Debt (other than clinic-level debt)	$493,500	$493,500
Clinic-level debt	106,610	57,591
Unamortized debt discounts and fees	(12,496)	(12,352)
Total debt	$587,614	$538,739
Adjusted owned net debt (total debt - total cash)		$515,154
Adjusted EBITDA-NCI, LTM		$87,614
Leverage ratio (2)		5.9x
_________________________
(2)     Leverage ratio is calculated as follows: Adjusted owned net debt divided by Adjusted EBITDA -NCI, last twelve months.

Investor Contact:
Darren Lehrich
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com